UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 02/10/2026

OLENOX INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

1207, Building C N FM 3083 Rd E

Conroe, TX 77304

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2026 (the “Effective Date”), Olenox Industries Inc. (the “Company”), executed a mutual settlement and release agreement (the “Settlement Agreement”) with Cedar Advance LLC (“Cedar”), to resolve the outstanding balance of $1,732,500 (the “Balance”) owed by the Company pursuant to those certain Standard Merchant Cash Advance Agreements between the Company and Cedar.

Per the terms of the Settlement Agreement, the Company will issue Cedar up to 500,000 shares (the “Initial Shares”) of common stock of the Company (the “Common Stock”), which shall be issued to Cedar as promptly as possible after the full execution of the Settlement Agreement. The Company shall not issue a number of shares of Common Stock to Cedar that would exceed 4.99% of the shares of Common Stock outstanding at any given time (the “Beneficial Ownership Limitation”).

Per the terms of the Settlement Agreement, the parties will perform a sales analysis once the Initial Shares have been sold by Cedar, to determine the gross sales proceeds received by Cedar from the sale of the Initial Shares (the “Proceeds”). In the event the Proceeds are less than the Balance, the Company agrees to promptly issue additional restricted shares of Common Stock to Cedar as a true-up (the “True-up Shares”). The number of True-up Shares to be issued to Cedar shall be calculated by subtracting the Proceeds from the Balance (the “True-up Value”), and dividing the True-up Value by the volume weighted average price (“VWAP”) of the Company’s Common Stock (as reported by NASDAQ-CM exchange) for the ten trading days immediately preceding the date the True-up Value is calculated. To the extent the Beneficial Ownership Limitation prevents the issuance of enough True-up Shares, the Company will hold those excess shares of Common Stock and issue them once the Beneficial Ownership Limitation permits such issuance.

Under the terms of the Settlement Agreement, Cedar and the Company each agree to waive and release any and all claims against the other, except with respect to each party’s performance under the Settlement Agreement. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Mutual Settlement and Release Agreement, dated February 10, 2026, by and between Olenox Industries Inc. fka Safe & Green Holdings Corp. and Cedar Advance LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLENOX INDUSTRIES INC.

Dated: February 13, 2026	By:	/s/ Michael McLaren
		Name:	Michael McLaren
		Title:	Chief Executive Officer

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